Exhibit 4.1

AMENDMENT

dated as of February 10, 2017

with respect to the:

SECOND SUPPLEMENTAL INDENTURE

governing

U.S.$1,000,000,000

6.250% Guaranteed Notes due 2026

dated as of August 10, 2016

among

VALE OVERSEAS LIMITED

as Issuer

and

VALE S.A.

as Guarantor

and

THE BANK OF NEW YORK MELLON

as Trustee

Amendment, dated as of February 10, 2017, among VALE OVERSEAS LIMITED, a Cayman Islands exempted company incorporated with limited liability (herein called the “Company”), having its registered office at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, VALE S.A., a company organized under the laws of the Federative Republic of Brazil (herein called the “Guarantor”), having its principal office at Avenida das Américas, 700 — Bloco 8 — Loja 318, 22640-100 Rio de Janeiro, RJ, Brazil, and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the “Trustee”) to the Second Supplemental Indenture, dated as of August 10, 2016, among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture”).

W I T N E S S E T H:

Whereas, the Company and the Guarantor have heretofore executed and delivered to the Trustee the Second Supplemental Indenture to the Amended and Restated Indenture dated as of September 29, 2015 (the “Base Indenture”), providing for the issuance of the Company’s 6.250% Guaranteed Notes due 2026 (the “Notes”);

Whereas, Section 2.1 of the Second Supplemental Indenture provides that the Company may, from time to time and without the consent of the holders of the Notes, issue additional notes (the “Additional Notes”) on terms and conditions identical to those of the Notes, which Additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes;

Whereas, the Company and the Guarantor desire by this Amendment to such Second Supplemental Indenture to issue Additional Notes on terms and conditions identical to those of the Notes, which Additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. The Additional Notes will also be known as the Company’s 6.250% Guaranteed Notes due 2026, the terms and provisions of which are as specified in the Second Supplemental Indenture as further supplemented by this Amendment to the Second Supplemental Indenture; and

Whereas, the Company and the Guarantor have duly authorized the execution and delivery of this Amendment to the Second Supplemental Indenture and all things necessary to make this Amendment to the Second Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

Now, therefore, for and in consideration of the foregoing premises, the Company and the Guarantor covenant and agree with the Trustee:

1.             Capitalized Terms

Capitalized terms used herein without definition shall have the meanings assigned to them in the Second Supplemental Indenture.

2.             General Terms and Conditions of the Additional Notes

There are hereby authorized and established Additional Notes designated the “6.250% Guaranteed Notes due 2026”. The Additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. The Additional Notes will initially be limited to an aggregate principal amount of US$1,000,000,000. Together, the aggregate principal amount of the Additional Notes and the Notes will be US$2,000,000,000. The Additional Notes shall (subject to Section 10.6 of the Base Indenture) be unsecured and bear interest at the rate of 6.250% per annum, from February 10, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 10 and August 10 of each year, commencing on August 10, 2017 (each, an “Interest Payment Date”), until the principal thereof is paid or made available for payment. The terms and conditions of the Additional Notes are identical to those of the Notes as specified in the Second Supplemental Indenture as further supplemented by this Amendment to the Second Supplemental Indenture.

3.             Miscellaneous Provisions

3.1          This Amendment to the Second Supplemental Indenture is a supplement to the Second Supplemental Indenture

This Amendment to the Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Second Supplemental Indenture and shall be construed in connection with and as part of the Second Supplemental Indenture. The Second Supplemental Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Second Supplemental Indenture shall continue in full force and effect. The Second Supplemental Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

3.2 References to this Amendment to the Second Supplemental Indenture

Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment to the Second Supplemental Indenture may refer to the Second Supplemental Indenture without making specific reference to this Amendment to the Second Supplemental Indenture, but nevertheless all such references shall be deemed to include this Amendment to the Second Supplemental Indenture unless the context otherwise requires.

3.3 Execution in Counterparts

This Amendment to the Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

3.4. Severability

In the event that any provisions of this Amendment to the Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4. The Trustee

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment to the Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

5. Governing Law

This Amendment to the Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

6. Effectiveness

This Amendment to the Second Supplemental Indenture shall become effective upon execution by the Company, the Guarantor and the Trustee.

[Signature page follows.]

In Witness Whereof, each of the parties hereto have caused this Amendment to the Second Supplemental Indenture to be duly executed on its behalf, all as of the day and year first written above.

VALE OVERSEAS LIMITED

By:	/s/ Adriana Barbosa Areias
Name: Adriana Barbosa Areias
Title: Attorney-in-fact

By:	/s/ Bruna B. Gonҫalves Botelho
Name: Bruna B. Gonҫalves Botelho
Title: Attorney-in-fact

VALE S.A.

By:	/s/ André Werner
Name: André Werner
Title: Attorney-in-fact

By:	/s/ Guilherme Ferreira Brega
Name: Guilherme Ferreira Brega
Title: Attorney-in-fact

[Vale February 2017 - Amendment to the Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title Vice President

On February 10, 2017, before me, Christopher J. Traina Notary Public, personally appeared Catherine F. Donohue, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that, by his/her signature, bound the entity on whose behalf such person executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Christopher J. Traina
Notary Public

[Vale February 2017 - Amendment to the Second Supplemental Indenture]